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                                                                    EXHIBIT 99.1


                       ARTISTDIRECT ACQUIRES MEDIADEFENDER

  $42.5 MILLION TRANSACTION COMBINES MAJOR INDEPENDENT MUSIC AND MEDIA INTERNET
               PLATFORM WITH LEADER IN INTERNET PIRACY PREVENTION

 EFFECTIVE ANTI-PIRACY TECHNOLOGY CURBS ILLEGAL DOWNLOADS, DRIVES USAGE OF
          LEGITIMATE ONLINE SERVICES, ENHANCES DIRECT ADVERTISING AND
                            MARKETING OPPORTUNITIES


LOS ANGELES, CALIFORNIA, AUGUST 1, 2005 - ARTISTdirect, Inc. (OTC BB: ARTD.OB) announced today that it has acquired MediaDefender, Inc., a leader in anti-piracy solutions in the Internet-piracy-prevention (IPP) industry.

Under the terms of the acquisition, ARTISTdirect acquired all of the outstanding shares of MediaDefender in a privately negotiated transaction for a total purchase price of $42.5 million cash. ARTISTdirect funded the acquisition through senior secured debt and convertible subordinated debt, and warrants to purchase common stock, issued to several institutions. Upon conversion/exercise of all equity-based instruments, including those issued in conjunction with this transaction, ARTISTdirect's common shares outstanding would increase to approximately 37,500,000 shares on a fully diluted basis.

INTELLECTUAL PROPERTY PROTECTION LEADER

MediaDefender is a widely-recognized creator of and leader in the rapidly-expanding IPP industry. Over the past four years, MediaDefender's Internet anti-piracy solutions have been utilized by many of the major music and entertainment companies in the $160 billion global music and movie industries as an effective means of thwarting illegal downloading and driving consumers to pay for authorized digital content.

ARTISTdirect also anticipates offering MediaDefender's Internet anti-piracy services in the future to protect copyrighted material in, among other markets, the straight-to-DVD, video and computer games, software and e-books markets.

LARGEST INDEPENDENT ONLINE MUSIC AND MEDIA PLATFORM

ARTISTdirect is the owner of ARTISTdirect.com and the operator of the ARTISTdirect Network, the largest independent online music and media platform, and the fourth largest music destination on the Internet, currently averaging approximately 13 million unique visitors per month and 272 million page views per month.

With the successful completion of the restructuring of ARTISTdirect during the first quarter of 2005 and the subsequent acquisition of MediaDefender, ARTISTdirect is positioned to play a critical role in the evolution of how digital content is provided and protected online.

ACQUISITION CONTINUES TRANSFORMATION OF ARTISTDIRECT


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Ted Field, Chairman of ARTISTdirect, said, "Over the past two years, our successful restructuring efforts have led to a dramatic turnaround in ARTISTdirect's business prospects and renewed momentum under Jon Diamond's leadership, which has enabled us to make this transformative acquisition that we believe catapults ARTISTdirect into a leading position in the online music and entertainment industries. By bringing together these two digital content pioneers, we are creating a company with substantial growth potential and one that we expect to benefit enormously from the foresight, leadership and entrepreneurial spirit evidenced by all of the parties involved."

Jon Diamond, CEO of ARTISTdirect, said, "The acquisition of MediaDefender is a major leap forward for ARTISTdirect, one that strongly positions the company to be a leader in digital media services and Internet anti-piracy protection. The acquisition offers tremendous opportunities for us to transform and grow our business, to bring artists and fans even closer together, and to better serve our stockholders and collective customers in the music and entertainment industries. We also expect that this transaction will allow us to take full advantage of emerging possibilities for direct marketing and advertising on P2P networks and to develop new business models for the legitimate distribution of digital content online."

Diamond continued, "Online piracy is one of the most important issues facing the creators, distributors and owners of digital copyrighted material today. We believe that MediaDefender holds enormous potential to become the ubiquitous gold standard for the customized protection on the Internet of all forms of digital content, whether music, movies, software, video games or other entertainment. MediaDefender offers an effective and evolving Internet anti-piracy platform that we believe has only scratched the surface of how these solutions can be applied in today's increasingly digitized world."

Randy Saaf, President and CEO of MediaDefender, said, "Legislation, litigation, education and digital rights management have all had a limited success in containing the rapid spread of Internet digital piracy, which does not appear to be going away anytime soon. As the first-mover and leading provider of Internet anti-piracy solutions, MediaDefender plays a critical role in curbing illegal downloads while enabling the increased distribution of digitized content through legitimate means. We look forward to working with ARTISTdirect's outstanding management team to move this technology to the next level and to realize the full potential of our combined vision for long-term growth and success."

As a subsidiary of ARTISTdirect, MediaDefender will continue to be led by Randy Saaf as its Chief Executive Officer, and Octavio Herrera, who served as MediaDefender's Vice President of Development and CFO, as its President. The companies expect that no reduction in headcount will be necessary as a result of the combination, and that the companies will continue to operate under their respective brand names.

ABOUT THE TECHNOLOGY

MediaDefender's proprietary suite of IPP solutions offers significant levels of protection on the 15 major P2P file-sharing networks that constitute over 95 percent of all P2P file-sharing activity, as well as on Internet Relay Chat
(IRC) and Usenet. MediaDefender's Uber-level


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solutions are capable of providing up to 95 percent effectiveness in preventing unauthorized downloads of customer-specified content.

MediaDefender employs a host of non-invasive technical countermeasures on P2P networks to frustrate attempts by users of P2P networks to locate, copy and share unauthorized copyrighted materials. MediaDefender's solutions rely on patent-pending technology, which combines proprietary software with a robust, scalable information-technology (IT) infrastructure.

ABOUT ARTISTDIRECT

ARTISTdirect, Inc. is an innovative and diversified music and media platform that is home to a critically acclaimed and groundbreaking online destination. The ARTISTdirect Network is a popular site for high-profile recording artists in the areas of pop, country, rock, hip-hop and R&B to congregate and promote themselves. With over 500,000 artist pages, ARTISTdirect has established brand loyalty by bringing fans and artists closer together through an unparalleled online network of resources, merchandise, promotional assets and original content, including free audio and video streams and downloads, up-to-the-minute music news, a unique online store, ringtones, ticket sales, album reviews and more. The ARTISTdirect Network currently averages approximately 13 million unique visitors per month and 272 million page views per month.

ABOUT MEDIADEFENDER

Founded in July 2000, MediaDefender is the leading provider of anti-piracy solutions in the Internet-piracy-protection (IPP) industry that are a practical and proven means of thwarting Internet piracy and encouraging consumers to pay for content. Headquartered in Marina del Rey, California, MediaDefender's proprietary suite of IPP solutions covers the 15 networks that constitute over 95 percent of all P2P file-sharing activity, as well as Internet Relay Chat
(IRC) and Usenet. Current customers include four major record labels and six major movie studios.

FORWARD-LOOKING STATEMENTS

This communication includes "forward-looking statements" that reflect the current views and expectations of the management of ARTISTdirect with respect to various matters, including statements that include words such as "estimates", "expects", "anticipates", "plans", "intends", "believes" and variations of such words or similar expressions that indicate future events or trends and/or that do not relate to historical matters. These forward-looking statements include, but are not limited to, statements concerning the Company's expectations regarding its business opportunities and growth prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will be achieved. The forward-looking statements contained herein involve risk and uncertainty. In particular, any statements contained herein regarding the benefits of the MediaDefender transaction, as well as expectations with respect to the dilutive effect of the related financing transactions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of


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ARTISTdirect and which may cause actual results or performance to differ materially from anticipated results or performance. Except as required by applicable law or regulation, ARTISTdirect undertakes no obligation to revise or update these forward-looking statements to reflect any future events or circumstances.

MEDIA CONTACT

Michael Gross
Robinson Lerer & Montgomery
646-805-2003


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